Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of March 14, 2025, is by and among YETI Holdings, Inc., a Delaware corporation (the “Company”), and the persons and entities set forth on Exhibit A hereto (the “Engaged Group,” and, for clarity and as applicable, including each member thereof acting individually). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in Section 11 below.

RECITALS

WHEREAS, as of the date hereof, the Engaged Group is the beneficial owner of 1,543,518 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) or approximately 1.9% of the Common Stock issued and outstanding on the date hereof;

WHEREAS, the Company and Engaged Capital, LLC, a member of the Engaged Group, have engaged in various discussions and communications regarding the Company’s business;

WHEREAS, the Engaged Group provided notice to the Company (the “Nomination Notice”) of its intent to nominate two candidates, including Arne Arens (the “First Director”), for election to the Board of Directors of the Company (the “Board”) at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”); and

WHEREAS, as part of its ongoing Board refreshment efforts, the Company has been in discussions with J. Magnus Welander (the “Second Director”, and together with the First Director, the “New Directors”) regarding joining the Board.

WHEREAS, in connection with the foregoing, the Company and the Engaged Group have determined to come to an agreement with respect to such matters and other related matters, as provided in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Board Appointments; Committees and Related Matters.

(a)            Board Appointments. As promptly as practicable following the execution of this Agreement (and in any event within two (2) Business Days thereof), the Board and all applicable committees of the Board shall take such actions as are necessary to (i) increase the size of the Board to ten (10) directors, (ii) appoint the First Director as a director of the Board in Class II, with an initial term expiring at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), and (iii) appoint the Second Director as a director of the Board in Class III, with an initial term expiring at the Company’s 2027 Annual Meeting of Stockholders, in each case concurrently and effective no later than March 24, 2025.

(b)           Committees. Subject to the Company’s applicable corporate governance guidelines and New York Stock Exchange (“NYSE”) rules and applicable laws, promptly upon the appointment of the New Directors (and in any event no later than May 1, 2025), the Board (including the New Directors) shall determine the appointment of each of the New Directors to one of the three standing committees of the Board (Audit, Compensation, and Nominating and Governance), and the Board and all applicable committees of the Board shall take all actions necessary to ensure that, from and after such determination until the Termination Date (as defined below), each New Director shall be appointed to the committee so determined by the Board, subject to his willingness to so serve. Without limiting the foregoing, subject to the Company’s applicable corporate governance guidelines and NYSE rules and applicable laws, the Board shall give the New Directors the same due consideration for membership to any committee of the Board as any other independent director.

(c)            Replacement Director. From the date of this Agreement until the Termination Date, if the First Director is no longer able or willing to serve as a director for any reason, resigns as a director or is removed as a director, and so long as the Engaged Group continuously beneficially owns in the aggregate at least the lesser of (i) 1.0% of the Company’s then outstanding Common Stock and (ii) 823,894 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments), then the Engaged Group shall have the ability to recommend a substitute person(s) who is not an employee of, and who is independent from, the Engaged Group to replace the First Director in accordance with this Section 1(c) (any such replacement director, a “Replacement Director”) and any such candidate shall be subject to review and approval by the Nominating and Governance Committee of the Board (the “Nominating Committee”) and the Board, such approval not to be unreasonably withheld. The Nominating Committee and the Board shall make their determination within ten (10) Business Days after any such replacement director candidate submits to the Company a fully completed copy of the Company’s standard director & officer questionnaire; provided that such questionnaire shall be deemed fully completed after the successful completion of a customary background check, to be completed by the Company not more than five (5) Business Days (ten (10) Business Days in the event of a candidate who is not a U.S. person and resident) following the Company’s receipt of such questionnaire. In the event the Nominating Committee and the Board do not accept a replacement director candidate recommended by the Engaged Group as the Replacement Director (it being acknowledged that the Nominating Committee and the Board cannot unreasonably withhold their acceptance), the Engaged Group shall have the right to recommend additional replacement director(s) to fill the resulting vacancy, whose appointment shall be subject to the Nominating Committee and the Board recommending such person in accordance with the procedures described above, until a Replacement Director is approved and appointed to the Board. Upon a Replacement Director’s appointment to the Board, the Board and all applicable committees of the Board shall consider in good faith appointing the Replacement Director to one of the standing committees of the Board. Upon a Replacement Director’s appointment to the Board, such Replacement Director shall be deemed to be the First Director for all purposes under this Agreement.

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2.             Additional Agreements.

(a)            Affiliates and Associates. The Engaged Group agrees (i) to cause its Affiliates and Associates to comply with the terms of this Agreement and (ii) that it shall be responsible for any breach of this Agreement by any such Affiliate or Associate. A breach of this Agreement by an Affiliate or Associate of any member of the Engaged Group, if such Affiliate or Associate is not a Party, shall be deemed to occur if such Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such Affiliate or Associate were a Party to the same extent as the Engaged Group.

(b)            Nomination Notice. Effective as of the execution of this Agreement, the Engaged Group will be deemed to have irrevocably withdrawn the Nomination Notice.

(c)            Voting Commitment. Until the Termination Date, the Engaged Group agrees that it shall, and shall cause each of its Affiliates and Associates to, appear in person or by proxy or participate virtually at each annual or special meeting of the stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling or continuation thereof (each, a “Stockholder Meeting”) and vote all Voting Securities beneficially owned, directly or indirectly (including notional shares associated with any Derivatives or other Synthetic Positions) by the Engaged Group or any such Affiliate or Associate (of which the Engaged Group or such Affiliate or Associate has the right or ability to vote as of the applicable record date for such Stockholder Meeting) at such Stockholder Meeting (i) in favor of the nominees for director recommended by the Board, against or withhold from voting in favor of the election of any nominee for director not approved, recommended and nominated by the Board for election at any such meeting, and against any removal of any director of the Board, and (ii) in accordance with the Board’s recommendation with respect to any other matter presented at such meeting; provided, however, that in the event Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any proposals (other than the election of directors), the Engaged Group shall be permitted to vote in accordance with the ISS or Glass Lewis recommendation; provided, further, that the Engaged Group shall be permitted to vote in its sole discretion with respect to any publicly announced proposals relating to an Extraordinary Transaction.

(d)           Standstill. Until the Termination Date, except as otherwise permitted by this Agreement, the Engaged Group will not, and will cause each of its Affiliates and Associates to not, directly or indirectly, in any manner:

(i) (A) acquire, cause to be acquired, or offer, seek or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining or forming a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions, other Synthetic Positions or otherwise (the taking of any such action, an “Acquisition”), beneficial ownership (including notional shares associated with any Derivatives or other Synthetic Positions) of any securities or assets of the Company (or any direct or indirect rights or options to acquire such ownership, including voting

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rights decoupled from the underlying Voting Securities) such that after giving effect to any such Acquisition, the Engaged Group or any of its Affiliates and Associates holds, directly or indirectly, in excess of 9.9% of the Voting Securities, (B) acquire, cause to be acquired or offer, seek or agree to acquire, whether by purchase or otherwise, any interest in any indebtedness of the Company, or (C) acquire, cause to be acquired or offer, seek or agree to acquire, ownership of any asset or business of the Company or any right or option to acquire any such asset or business from any person;

(ii) (A) nominate, give notice of an intent to nominate, or recommend for nomination a person for election to the Board or take any action in respect of the removal of any director (in each case other than pursuant to Section 1), (B) seek or knowingly encourage any person to submit any nomination in furtherance of a “contested solicitation” or take any other action in respect of the election or removal of any director (in each case other than pursuant to Section 1), (C) submit, or seek or knowingly encourage the submission of, any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) for consideration at, or bring any other business before, any Stockholder Meeting, (D) request, or knowingly initiate, encourage or participate in any request, to call a Stockholder Meeting, (E) publicly seek to amend any provision of the Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws (the “Bylaws”) or other governing documents or policies of the Company (each as may be amended from time to time), (F) make any public proposal regarding a change in the number or identity of directors of the Company or any other change to the Company’s executive officers; or (G) take any action similar to the foregoing with respect to any subsidiary of the Company; provided, however, that nothing in this Agreement shall prevent the Engaged Group or its Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2026 Annual Meeting so long as such actions do not create a public disclosure obligation for the Engaged Group or the Company and are undertaken on a basis reasonably designed to be confidential and in accordance in all material respects with the Engaged Group’s normal practices in the circumstances;

(iii) solicit any proxy, consent or other authority to vote of stockholders or conduct any other referendum (binding or non-binding) (including any “withhold,” “vote no” or similar campaign) with respect to, or from the holders of, Voting Securities, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in, or knowingly assist, advise, initiate, encourage or influence any person (other than the Company) in, any “solicitation” of any proxy, consent or other authority to vote any Voting Securities (other than such assistance, advice, encouragement or influence that is consistent with the Board’s recommendation in connection with such matter); provided, however, that the foregoing shall not restrict the Engaged Group or its Affiliates or Associates from stating how they intend to vote with respect to an Extraordinary Transaction, if any, that has been publicly submitted for the approval of the Company’s stockholders and the reasons therefor;

(iv) (A) grant any proxy, consent or other authority to vote with respect to any matters for any Stockholder Meeting or (B) deposit any securities of the Company in any voting trust or subject any securities of the Company to any arrangement or agreement with respect to the voting of any such securities of the Company, in each case of clauses (A) and (B) other than (1) customary brokerage accounts, margin accounts, prime brokerage accounts and similar

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accounts (in each case so long as the Engaged Group retains control with respect to the securities deposited in such accounts), (2) granting any proxy, consent or other authority to vote in any solicitation approved by the Board and consistent with the recommendation of the Board, and (3) granting any proxy, consent or other authority to vote in any solicitation in connection with any matter for which the Engaged Group retains voting discretion pursuant to, and in accordance with, Section 2(c);

(v) knowingly encourage, advise or influence any person or knowingly assist any person in so encouraging, advising or influencing any person, with respect to the giving or withholding of any proxy, consent or authority to vote any Voting Securities or in conducting any referendum (binding or non-binding) (including any “withhold,” “vote no,” or similar campaign), in each case other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter or otherwise in connection with an Extraordinary Transaction that has been publicly submitted for the approval of the Company’s stockholders;

(vi) without the prior written approval of the Company, separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose, suggest or recommend publicly or in a manner that the Engaged Group is required under applicable law, rule or regulation to disclose publicly or participate in, effect or seek to effect any Extraordinary Transaction or knowingly encourage any other third party in any such activity; provided, that nothing in this Section 2(d)(vi) shall be interpreted to prohibit the Engaged Group from (1) proposing, suggesting or recommending any Extraordinary Transaction privately to the Company so long as any such action is not publicly disclosed by the Engaged Group and is made by the Engaged Group in a manner that would not reasonably be expected to require the public disclosure thereof by the Company, the Engaged Group or any other person or (2) tendering shares, receiving consideration or other payment for shares, or otherwise participating in any publicly announced Extraordinary Transaction on the same basis as other stockholders of the Company;

(vii) form, join, encourage the formation of, or in any way participate in any partnership, limited partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities (other than a group that includes all or some of the members of the Engaged Group, but does not include any other entities or persons that are not members of the Engaged Group as of the date hereof; provided that nothing herein shall limit the ability of an Affiliate of the Engaged Group to join such group following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement);

(viii) make or publicly advance any request or proposal to amend, modify or waive any provision of this Agreement, or take any action challenging the validity or enforceability of any provision of or obligation arising under this Agreement; provided that the Engaged Group may make confidential requests to the Board to amend, modify or waive any provision of this Agreement, which the Board may accept or reject in its sole and absolute discretion, so long as any such request is not publicly disclosed by the Engaged Group and is made by the Engaged Group in a manner that would not reasonably be expected to require the public disclosure thereof by the Company, the Engaged Group or any other person;

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(ix) make a request for a list of the Company’s stockholders or for any books and records of the Company pursuant to Section 220 of the General Corporation Law of the State of Delaware (the “DGCL”) or any other statutory or regulatory provisions providing for stockholder access to books and records; or

(x) enter into any discussion, negotiation, agreement, arrangement or understanding concerning any of the foregoing (other than this Agreement) or encourage, assist, solicit, seek, or seek to cause any person to undertake any action inconsistent with this Section 2(d).

(e)            Private Communications; Legal Requirements. Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of Section 2(d) shall not be deemed to restrict the Engaged Group from: (i) communicating privately with the Board or the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (ii) communicating privately with stockholders of the Company and others in a manner that does not otherwise violate this Section 2 or Section 5, or (iii) taking any action necessary to comply with any Legal Requirement (as defined below) (provided that such Legal Requirement did not result from any violation of this Agreement or other voluntary action by the Engaged Group, it being understood that a requirement to file a Schedule 13D shall not derogate the Engaged Group’s obligations under Section 2(d) of this Agreement). Furthermore, for the avoidance of doubt, nothing in this Agreement shall be deemed to restrict in any way the New Directors in the exercise of their fiduciary duties under applicable law as a director of the Company.

(f)            Ownership Information. Until the Termination Date, the Engaged Group agrees to promptly notify the Company if its collective beneficial ownership of Common Stock (including notional shares associated with any Derivatives or other Synthetic Position) exceeds 4.5% of the Company’s then outstanding shares of Common Stock. The Engaged Group further agrees to notify the Company of its collective beneficial ownership of Common Stock (including notional shares associated with any Derivatives or other Synthetic Position) at the time (if any) it seeks to exercise its rights with respect to a Replacement Director in accordance with Section 1(c). The information provided to the Company by the Engaged Group in accordance with this Section 2(f) shall be kept strictly confidential by the Company unless required to be disclosed pursuant to applicable law, the rules of any stock exchange or any Legal Requirement.

3.             Representations and Warranties of All Parties. Each Party represents and warrants to the other Party that (a) such Party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (subject to applicable bankruptcy and similar laws relating to creditors’ rights and to general equity principles), and (c) this Agreement will not result in a material violation of any (i) term or condition of any agreement to which such Party is a party or by which such Party may otherwise be bound or (ii) law, rule, license, regulation, judgment, order or decree governing or affecting such Party.

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4.             Representations, Warranties and Covenants of the Engaged Group. The Engaged Group represents, warrants and covenants to the Company that (a) as of the date of this Agreement, the Engaged Group collectively beneficially owns and is entitled to vote an aggregate of 1,543,518 shares of Common Stock and has economic exposure to an additional 895,059 shares of Common Stock in the form of certain cash-settled total return swap agreements, (b) except as set forth in the preceding clause (a), as of the date of this Agreement, the Engaged Group does not have, and does not have any right to acquire, any interest in any indebtedness or other securities of the Company, including Derivatives, or a Synthetic Position, (c) the Engaged Group has not provided or agreed to provide, and will not provide, any compensation in cash or otherwise to the First Director in connection with such person’s appointment to, or service as a director on, the Board, (d) the First Director is not a current employee or paid consultant of the Engaged Group, and (e) the Engaged Group has not been party to, and is not and will not become party to, any agreement, arrangement or understanding (whether written or oral) with the First Director with respect to such person’s service as a director on the Board, including any such agreement, arrangement or understanding with respect to how such person should or would vote or act on any issue or question as a director.

5.             Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, until the Termination Date, or if earlier, until such time as the other Party or any of its Representatives shall have breached this Section 5, neither it nor any of its Representatives shall in any way attempt to discredit, make derogatory statements with respect to, call into disrepute, defame, make or cause to be made any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages (or causes to be disparaged) the other Party or such other Party’s subsidiaries, Affiliates, successors, assigns, officers (including any current or former officer of a Party or a Parties’ subsidiaries, in each case solely in connection with their service in such capacities), directors (including any current or former director of a Party or a Parties’ subsidiaries, in each case solely in connection with their service in such capacities) or employees (solely in connection with their service in such capacities), or any of their practices, procedures, businesses, business operations, products or services, in any manner. The foregoing shall not prevent the making of any factual statement in connection with any compelled testimony or production of information by Legal Requirement.

6.             No Litigation. Each Party agrees that, until the Termination Date, it shall not institute, solicit, join or assist in any lawsuit, claim or proceeding before any court or government agency (each, a “Legal Proceeding”) against the other Party, any Affiliate of the other Party or any of their respective current or former directors or officers (solely in connection with their service in such capacities), except for (a) any Legal Proceeding initiated primarily to remedy a breach of or to enforce this Agreement and (b) counterclaims with respect to any proceeding initiated by or on behalf of one Party or its Affiliates against the other Party or its Affiliates; provided, however, that the foregoing shall not prevent any Party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (each, a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, on behalf of or at the suggestion of such Party; provided, further, that in the event any Party or any of its Representatives receives such Legal Requirement, such Party shall give prompt written notice of such Legal Requirement to the other Party (except where such notice would be legally prohibited or not practicable). Each Party represents and warrants that neither it nor any assignee has filed any lawsuit against the other Party. Notwithstanding anything to the contrary herein, this Section

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6 shall not prohibit the Engaged Group or its Representatives from exercising any available statutory appraisal rights (if any) with respect to the Company.

7.             Confidentiality. The Engaged Group acknowledges and agrees that the First Director shall be required to preserve the confidentiality of the Company’s information, including any non-public information entrusted to or obtained by such director by reason of the First Director’s position as a director of the Company. The Engaged Group further acknowledges and agrees that the First Director will not share any information about the Company with the Engaged Group without the Board’s consent, and the Engaged Group will not seek to obtain any such confidential information from the First Director.

8.             Press Release; Communications. Promptly following the execution of this Agreement, the Company shall issue the press release in the form attached hereto as Exhibit B (the “Press Release”) announcing certain terms of this Agreement and other matters. Neither the Company nor the Engaged Group shall make or cause to be made, and the Company and the Engaged Group shall cause their respective Affiliates and Associates not to make or cause to be made, any public announcement or statement with respect to the subject matter of this Agreement that is contrary to the statements made in the Press Release or the terms of this Agreement, except as required by law or the rules of any stock exchange or with the prior written consent of the other Party. The Engaged Group acknowledges and agrees that the Company may file this Agreement and file or furnish the Press Release with the SEC as exhibits to a Current Report on Form 8-K and other filings with the SEC. The Engaged Group shall be given a reasonable opportunity to review and comment on the disclosure related hereto in any Current Report on Form 8-K or other filing with the SEC made by the Company with respect to this Agreement, and the Company shall give reasonable consideration to any comments of the Engaged Group.

9.             Expenses. Each Party shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby, except that the Company shall reimburse the Engaged Group for its reasonable documented expenses, including legal fees incurred in connection with the negotiation and entry into this Agreement, the 2025 Annual Meeting and the matters related thereto, in an amount not to exceed $350,000.00.

10.            Termination. This Agreement shall terminate on the earliest to occur of (a) thirty (30) calendar days prior to the notice deadline under the By-Laws for the nomination of director candidates for election to the Board at the 2026 Annual Meeting, (b) thirty (30) calendar days prior to the first anniversary of the notice deadline under the By-Laws for the nomination of director candidates for election to the Board at the 2025 Annual Meeting, and (c) the closing of an Extraordinary Transaction (the effective date of termination, the “Termination Date”), it being understood that the Company shall be required to give sufficient advance written notice to the Engaged Group in the event the Company determines to advance or delay the 2026 Annual Meeting, so that the Engaged Group will continue to have no less than thirty (30) calendar days to nominate at such meeting. Notwithstanding the foregoing, the provisions of Section 9 through Section 21 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement prior to such termination.

11.            Certain Defined Terms. For purposes of this Agreement:

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(a) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and shall include all persons or entities that at any time during the term of this Agreement become Affiliates of any person or entity referred to in this Agreement; provided, however, that this term shall refer only to Affiliates controlled by the Company or the members of the Engaged Group, as applicable; provided, further, that, for purposes of this Agreement, the members of the Engaged Group shall not be Affiliates of the Company and the Company shall not be an Affiliate of the members of the Engaged Group.

(b) “Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and shall include all persons or entities that at any time during the term of this Agreement become Associate of any person or entity referred to in this Agreement; provided, however, that this term shall refer only to Associates controlled by the Company or the members of the Engaged Group, as applicable; provided, further, that, for purposes of this Agreement, the members of the Engaged Group shall not be Associates of the Company and the Company shall not be an Associate of the members of the Engaged Group.

(c) “beneficial ownership,” “group,” “person,” “proxy” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act and the rules and regulations promulgated thereunder.

(d) “Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) other day on which commercial banks in the State of New York are authorized or required to be closed by applicable law.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).

(f) “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a person that, in each case, results in a change in control of the Company or the sale of substantially all of its assets.

(g) “Party” means the Company and the Engaged Group, individually, and “Parties” means the Company and the Engaged Group, collectively.

(h) “Representatives” means a person’s Affiliates and Associates and its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives acting in a capacity on behalf of, in concert with or at the direction of, such person or its Affiliates and Associates.

(i) “SEC” means the U.S. Securities and Exchange Commission.

(j) “Synthetic Position” means any option, warrant, convertible security, stock appreciation right or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (each of the foregoing, a “Derivative”), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of Voting Securities and that increases in value as the market price or value of Voting Securities increases or that provides an opportunity, directly or indirectly,

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to profit or share in any profit derived from any increase in the value of Voting Securities, in each case regardless of whether (i) it conveys any voting rights in such Voting Securities to any person, (ii) it is required to be or capable of being settled, in whole or in part, in Voting Securities or (iii) any person (including the holder of such Synthetic Position) may have entered into other transactions that hedge its economic effect.

(k) “Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.

12.           Mandatory Injunctive Relief; Fees.

(a)            Each Party acknowledges and agrees that any breach of any provision of this Agreement shall cause the other Party irreparable harm which would not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a Party of any provision of this Agreement, the other Party shall be entitled to seek an injunction or other equitable relief, without having to prove irreparable harm or actual damages or post a bond or other security. The foregoing right shall be in addition to such other rights or remedies that may be available to the non-breaching Party for such breach or threatened breach, including the recovery of money damages.

(b)            If a Party institutes any legal suit, action or proceeding against the other Party to enforce this Agreement (or obtain any other remedy regarding any breach of this Agreement) or arising out of or relating to this Agreement, including contract, equity, tort, fraud and statutory claims, the prevailing Party in the suit, action or proceeding is entitled to receive, and the non-prevailing Party shall pay, in addition to all other remedies to which the prevailing Party may be entitled, the costs and expenses incurred by the prevailing Party in conducting the suit, action or proceeding, including actual attorneys’ fees and expenses, even if not recoverable by law.

13.            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Each Party agrees to use its commercially reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or unenforceable by a court of competent jurisdiction.

14.            Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon confirmation of receipt, when sent by e-mail (provided that such confirmation is not automatically generated) or (c) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses for such communications shall be:

If to the Company:

YETI Holdings, Inc.

7601 Southwest Parkway

Austin, TX 78735

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Attention: Matthew J. Reintjes

Email:    [***]

With copies (which shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Bradley L. Finkelstein

Robert T. Plesnarksi

Email:    [***]
      [***]

If to the Engaged Group:

Engaged Capital, LLC

610 Newport Center Drive, Suite 950
Newport Beach, CA 92660

Attention: Glenn W. Welling

Email:    [***]

With copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention:     Ryan Nebel

Ian Engoron

Email:    [***]

      [***]

15.           Governing Law; Jurisdiction; Jury Waiver. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any action of the Company or the Engaged Group in the negotiation, administration, performance or enforcement hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each Party irrevocably agrees that any legal action or proceeding with respect to this Agreement and any rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and any rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”). Each Party hereby irrevocably

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submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it shall not bring any action relating to this Agreement in any court other than the Chosen Courts. Each Party hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in the Chosen Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in any Chosen Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by the Chosen Courts. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

16.           Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

17.           No Waiver. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver of, or deprive that Party of the right thereafter to insist upon strict adherence to, that term or any other term of this Agreement.

18            Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. This Agreement may only be amended pursuant to a written agreement executed by each Party.

19.           Successors and Assigns. This Agreement may not be transferred or assigned by any Party without the prior written consent of the other Party. Any purported assignment without such consent is null and void ab initio. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each Party.

20.           No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other person.

21.           Interpretation and Construction. Each Party acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the Parties and

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may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each Party, and any controversy over any interpretation of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, (a) the word “including” (in its various forms) means “including, without limitation,” (b) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement and (c) the word “or” is not exclusive.

[Signature page(s) follow]

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IN WITNESS WHEREOF, each Party has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

YETI HOLDINGS, INC.

By:	/s/ Matthew J. Reintjes
Name: Matthew J. Reintjes
Title: President and Chief Executive Officer

ENGAGED GROUP:

ENGAGED CAPITAL FLAGSHIP MASTER FUND, LP

By:	Engaged Capital, LLC
General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

ENGAGED CAPITAL CO-INVEST XVIII, LP

By:	Engaged Capital, LLC
General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

ENGAGED CAPITAL, LLC

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

ENGAGED CAPITAL HOLDINGS, LLC

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Sole Member

/s/ Glenn W. Welling
GLENN W. WELLING

EXHIBIT A

Engaged Group

Engaged Capital Flagship Master Fund, LP
Engaged Capital Co-Invest XVIII, LP
Engaged Capital, LLC
Engaged Capital Holdings, LLC
Glenn W. Welling

EXHIBIT B

Press Release

YETI to Appoint J. Magnus Welander and Arne Arens to Company’s Board of Directors

Appointments Reflect YETI’s Ongoing Commitment to Board Refreshment That Supports Growth and
Value Creation

New Directors Each Bring Decades of Experience Positioning Leading Outdoor Brands to Successfully
Expand into New Categories and Markets

Enters into Cooperation Agreement with Engaged Capital

AUSTIN, Texas, March 17, 2025 – YETI Holdings, Inc. (“YETI” or the “Company”) (NYSE: YETI) today announced that it has appointed J. Magnus Welander and Arne Arens to its Board of Directors (the “Board”), effective March 24, 2025. The Company also announced that it has entered into a cooperation agreement with stockholder Engaged Capital, LLC (collectively with certain of its affiliates, “Engaged”). The appointments of Messrs. Welander and Arens increase the size of YETI’s Board to 10 members, nine of whom are independent.

These new appointments reflect the Company’s ongoing Board refreshment efforts, which are focused on further aligning director experience and skillsets with YETI’s strategy and future opportunities. In addition to collaborating with Engaged on this latest round of Board refreshment, YETI’s management team has held extensive discussions with the firm about their shared goals of accelerating growth and enhancing stockholder value.

Robert K. Shearer, Chair of the YETI Board, commented: “We are pleased to welcome J. Magnus and Arne to the YETI Board and appreciate the role Engaged Capital played in identifying Arne as a prospective Board member. These appointments are part of our comprehensive and ongoing refreshment process, and we are confident that J. Magnus’ and Arne’s extensive experience and knowledge of consumer brands will be complementary additions to our Board. We look forward to benefitting from their perspectives as we remain focused on driving growth and delivering sustainable value for our stockholders.”

Matt Reintjes, President and Chief Executive Officer of YETI, noted: “We continue to build upon our proven history of expanding the YETI brand and product portfolio, delivering high quality growth, and exceptional cash generation. The addition of J. Magnus’ and Arne’s collective experience leading relevant, global consumer brands complements our strategy and our Board. I look forward to partnering with J. Magnus and Arne as we grow YETI globally.”

Mr. Welander added: “It is a privilege to join the YETI Board at this exciting time. I look forward to contributing by working with my fellow directors and management to ensure that YETI capitalizes on its strong brand position and momentum, explores new avenues of growth, and drives innovation to meet the evolving needs of its customers.”

Mr. Arens added: “YETI is a leading brand with incredible potential, which is one of the reasons I am excited to join this Board. Together with the management team and my fellow Board members, I intend to help advance the Company’s objectives, support innovation, expand its customer base, and drive profitable growth.”

Glenn W. Welling, Founder and CIO of Engaged Capital, concluded: “We are pleased to have worked constructively with Matt and the Board and support these director appointments. YETI leadership has built a great business, and we invested in the Company based on the strength and extensibility of the brand. Arne and Magnus both have decades of experience positioning leading outdoor brands to grow into new categories and geographies. Their counsel will be invaluable to the management team as it executes on a strong plan to materially expand the product portfolio and enter new countries around the world.”

Goldman Sachs is serving as financial advisor and O’Melveny & Myers LLP is serving as legal counsel to YETI. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor to YETI. Olshan Frome Wolosky LLP is serving as legal counsel and Longacre Square Partners LLC is serving as advisor to Engaged.

About J. Magnus Welander

Mr. Welander is the former Chief Executive Officer of Thule Group AB (“Thule”), a global lifestyle and outdoor company. Prior to his career at Thule, he was Group CEO of the global pharma logistics company Envirotainer and held various managerial positions at the global food processing and packaging company Tetra Pak. He currently serves as Chairman of the Board at Mips, Embellence Group, and Eleiko Group. He has a degree in Civil Engineering from the Institute of Technology at Linköping University.

About Arne Arens

Mr. Arens is the former Chief Executive Officer of Boardriders, Inc. (“Boardriders”), a portfolio of performance, lifestyle, and footwear brands geared toward action sport enthusiasts. Prior to Boardriders, Mr. Arens served in roles of increasing seniority at The North Face, a subsidiary of V.F. Corporation. Prior to joining The North Face, Mr. Arens served in various executive roles with NIKE, Inc. in Europe. He holds a bachelor’s degree in communication science and business administration from University of Amsterdam and an EMBA from Northwestern University.

About YETI Holdings, Inc.

Headquartered in Austin, Texas, YETI is a global designer, retailer, and distributor of innovative outdoor products. From coolers and drinkware to bags and apparel, YETI products are built to meet the unique and varying needs of diverse outdoor pursuits, whether in the remote wilderness, at the beach, or anywhere life takes you. By consistently delivering high-performing, exceptional products, we have built a strong following of brand loyalists throughout the world, ranging from serious outdoor enthusiasts to individuals who simply value products of uncompromising quality and design. We have an unwavering commitment to outdoor and recreation communities, and we are relentless in our pursuit of building superior products for people to confidently enjoy life outdoors and beyond. For more information, please visit www.YETI.com.

About Engaged Capital

Engaged Capital, LLC (“Engaged Capital”) is an investment advisor with a private equity-like investing style in the U.S. public equity markets. Engaged Capital seeks to help build sustainable businesses that create long-term stockholder value by engaging with and bringing an owner’s perspective to the managements and boards of undervalued public companies and working with them to unlock the embedded value within their businesses. Engaged Capital focuses on delivering superior, long-term, risk-adjusted returns for our limited partners. Engaged Capital was established in 2012 and is based in Newport Beach, California. Learn more at www.engagedcapital.com.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements. For example, these include, but are not limited to, statements made relating to future actions, future appointments to and refreshment of our Board of Directors, expectations related to the appointment of Messrs. Welander and Arens to our Board of Directors, our collaboration with Engaged, and future performance or financial results. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to: (i) economic conditions or consumer confidence in future economic conditions; (ii) our ability to maintain and strengthen our brand and generate and maintain ongoing demand for our products; (iii) our ability to successfully design, develop and market new products; (iv) our ability to effectively manage our growth; (v) our ability to expand into additional consumer markets, and our success in doing so; and (vi) the additional risks and uncertainties described in Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended December 28, 2024. For a more extensive summary of factors that could materially affect our results, you should read our Annual Report on Form 10-K for the year ended December 28, 2024 and our other filings with the United States Securities and Exchange Commission (the “SEC”), as such filings may be amended, supplemented or superseded from time to time by other reports YETI files with the SEC.

These forward-looking statements are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While YETI believes that these assumptions underlying the forward-looking statements are reasonable, YETI cautions that it is very difficult to predict the impact of known factors, and it is impossible for YETI to anticipate all factors that could affect actual results.

The forward-looking statements included here are made only as of the date hereof. YETI undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law. Many of the foregoing risks and uncertainties may be exacerbated by the global business and economic environment, including ongoing geopolitical conflicts.

Investor Relations Contact:

Maria Lycouris

Solebury Strategic Communications

Investor.relations@yeti.com

Media Contact:

YETI Holdings, Inc. Media Hotline

Media@yeti.com